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                    PENNSYLVANIA REAL ESTATE INVESTMENT TRUST
                           2003 EQUITY INCENTIVE PLAN

                        RESTRICTED SHARE AWARD AGREEMENT

           [2004 MODEL FOR SENIOR OFFICERS WITH EMPLOYMENT AGREEMENTS]

                  This RESTRICTED SHARE AWARD AGREEMENT (the "Award Agreement"), dated as of the ____ day of __________________, 2004 (the "Award Date"), is
between Pennsylvania Real Estate Investment Trust, a Pennsylvania business trust (the "Trust"), and ___________________ (the "Grantee"), a "Key Employee," as defined in the Pennsylvania Real Estate Investment Trust 2003 Equity Incentive Plan (the "Plan").

                  WHEREAS, the Trust desires to award the Grantee shares of beneficial interest in the Trust ("Shares") subject to certain restrictions as hereinafter provided, in accordance with the provisions of the Plan, a copy of which is attached hereto (if not previously provided to the Grantee);

                  NOW THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the legal sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

                  1. Award of Restricted Shares. The Trust hereby awards to the Grantee as of the Award Date _____ Shares subject to the restrictions set forth in Paragraph 2 ("Restricted Shares"). This grant is in all respects limited and conditioned as hereinafter provided, and is subject in all respects to the terms and conditions of the Plan now in effect and as it may be amended from time to time (but only to the extent that such amendments apply to outstanding grants of Restricted Shares). Such terms and conditions are incorporated herein by reference, made a part hereof, and shall control in the event of any conflict with any other terms of this Award Agreement.

                  2. Vesting. As set forth in this Paragraph, 50 percent of the Shares awarded under this Award Agreement shall be subject to time-based vesting and 50 percent shall be subject to performance-based vesting.

                     (a) Shares Subject to Time-Based Vesting. The grantee shall vest in (i.e., have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of) up to _____ [50% OF THE TOTAL NUMBER OF SHARES AWARDED] of the Restricted Shares granted under the Award Agreement as indicated in the schedule below. The Executive Compensation and Human Resources Committee of the Board of Directors of the Trust (the "Committee") may at any time accelerate the time at which the restrictions on all or any part of the Restricted Shares will lapse.





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
        Date Restricted Shares                        Number of Restricted Shares
        ----------------------                        ---------------------------
             Become Vested
             -------------
           February 15, 2005                           ____ Restricted Shares [20% OF THE TOTAL
                                         NUMBER OF SHARES SUBJECT TO VESTING UNDER THIS
                                         SUBPARAGRAPH (A)]

           February 15, 2006             an additional ____ Restricted Shares [20% OF THE TOTAL
                                         NUMBER OF SHARES SUBJECT TO VESTING UNDER THIS
                                         SUBPARAGRAPH (A)]

           February 15, 2007             an additional ____ Restricted Shares [20% OF THE TOTAL
                                         NUMBER OF SHARES SUBJECT TO VESTING UNDER THIS
                                         SUBPARAGRAPH (A)]

           February 15, 2008             an additional ____ Restricted Shares [20% OF THE TOTAL
                                         NUMBER OF SHARES SUBJECT TO VESTING UNDER THIS
                                         SUBPARAGRAPH (A)]

           February 16, 2009             an additional ____ Restricted Shares [20% OF THE TOTAL
                                         NUMBER OF SHARES SUBJECT TO VESTING UNDER THIS
                                         SUBPARAGRAPH (A)]

                     (b) Shares Subject to Performance Vesting

                         (1) As of each "Determination Date" (as defined in (4)
below), the Grantee shall vest (i.e., have the right to sell, assign, transfer, pledge, or otherwise encumber or dispose of) in up to _____ Shares [20% OF 50% OF THE TOTAL NUMBER OF SHARES AWARDED IN PARAGRAPH 1] for each of the 2004, 2005, 2006, 2007 and 2008 performance periods. In order for the Grantee to vest in any Shares for any performance period, "TRS" (as defined in (4) below) for such performance period must be equal to or greater than the "Threshold" (as defined in (4) below). A performance period is the applicable 12-month calendar year.

                         (2) If, for any performance period, TRS is below the
Threshold, and in any succeeding performance period TRS exceeds the Threshold, the amount by which TRS exceeds the Threshold (the "Excess Amount") shall be carried back to the prior performance period, if such carrying-back causes TRS for the prior performance period to equal the Threshold and only to the extent necessary to cause TRS for such period to equal the Threshold. In such a case, the Shares that would have vested on the Determination Date for the prior performance period, shall vest on the Determination Date for the performance period from which such carry-back occurs. Any Excess Amount remaining after such carry-back shall be carried forward to the next succeeding performance period for which TRS equals less than the Threshold, along with any other Excess Amount for a performance period, and will be added to TRS for that succeeding performance period if such carry-forward causes TRS for such performance period to equal the Threshold and only to the extent necessary to cause such TRS for such period to equal the Threshold.





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                  For example, if TRS for 2004 is 10%, for 2005 is 15%, and for
2006 is 9% and the Threshold for each of those performance periods is 12%, no vesting will occur until the Determination Date for 2005. At that time, the Grantee will become vested in his 2005 Restricted Shares. Also, 2% of TRS for 2005 will carry back to 2004 and cause the Grantee to become vested on the Determination Date for 2005 in his Restricted Shares for 2004. The last 1% of TRS for 2005 will not immediately carry forward to 2006, because the carry-forward would not cause TRS for 2006 to equal 12%. However, if the Threshold for 2007 is again 12% and if TRS for 2007 is 14%, the last 1% of TRS for 2005 will carry forward to 2006 and 2% of TRS for 2007 will carry back to 2006. This will cause the Grantee to become vested on the Determination Date for 2007 in his Restricted Shares for 2006 and in his Restricted Shares for 2007. If TRS for 2007 is instead only 11%, the last 1% of TRS for 2005 will carry forward to 2007 and cause the Grantee to become vested on the Determination Date for 2007 in his Restricted Shares for 2007.

                     (3) All Shares not vested as of the Determination Date for the 2008 performance period shall be forfeited at that time.

                     (4) For purposes of this subparagraph (b) -

                         (A) The "Determination Date" means the date the
Committee makes its written determination as to whether or not TRS for any given performance period met or exceeded the Threshold.

                         (B) The "Threshold" for any performance period shall
mean the greater of (i) 110% of the total return on the Morgan Stanley REIT Index for the performance period (expressed as a percentage and rounded to the nearest one-hundredth of one percent) or (ii) [the aggregate dividends paid by the Trust in the performance period on one Share of the Trust divided by the "Fair Market Value" (as defined in the Plan) of the Share as of the first business day in the performance period] plus 100 basis points (expressed as a percentage and rounded to the nearest one-hundredth of one percent).

                         (C) "TRS" means the total return to shareholders for
the applicable performance period expressed as a percentage and rounded to the nearest one-hundredth of one percent.

                  (c) Accelerated Vesting Pursuant to Employment Agreement. All unvested Restricted Shares awarded to the Grantee shall become fully vested at the times and to the extent provided in the Grantee's Employment Agreement with the Trust.

                  3. Share Certificate; Restrictions. Certificates for Restricted Shares shall be registered in the Grantee's name (or, if the Grantee so requests, in the name of the Grantee and the Grantee's spouse, jointly with right of survivorship). With respect to Restricted Shares in which the Grantee is not vested on the Award Date, the Grantee shall, immediately upon receipt thereof, deposit all certificates for such unvested Restricted Shares together with a stock power executed in favor of the Trust, with the Trust. Certificates for such unvested Restricted Shares shall be held by the Trust until the Grantee becomes vested in such Restricted Shares. The certificates may include a legend setting forth the restrictions on transfer.




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                  4. Voting and Dividend Rights. The Grantee shall have voting rights on non-vested Restricted Shares and receive as compensation (subject to the withholding of applicable taxes) an amount equal to the dividends that otherwise would have been payable to the Grantee had the Grantee been vested in such Restricted Shares on the date of their original issuance.

                  5. Termination of Service. If the Grantee's service with the Trust and all of its "Subsidiary Entities" (as defined in the Plan) is terminated for any reason (including death or "Disability" (as defined in the Plan)), all unvested Restricted Shares held by the Grantee at the time of termination of service shall either (i) be transferred to the Trust pursuant to the stock power described in Paragraph 3 without any further action by the Grantee, or (ii) become fully vested, whichever is provided in the Grantee's Employment Agreement with the Trust.

                  6. Notice of Tax Election. If the Grantee makes an election under section 83(b) of the Internal Revenue Code of 1986, as amended (the "Code"), for the immediate recognition of income attributable to the award of Restricted Shares, the Grantee shall inform the Trust in writing of such election within 10 days of the filing of such election. The amount includible in the Grantee's income as result of an election under section 83(b) of the Code shall be subject to applicable federal, state and local tax withholding requirements and to such additional withholding rules (the "Withholding Rules") as shall be adopted by the Committee.

                  7. Transferability. The Grantee may not assign or transfer, in whole or in part, Restricted Shares subject to the Award Agreement in which the Grantee is not vested.

                  8. Withholding of Taxes. The obligation of the Trust to deliver Shares upon the vesting of Restricted Shares shall be subject to applicable federal, state and local tax withholding requirements. [IF THE COMMITTEE DESIRES TO PERMIT THE GRANTEE TO SATISFY THE WITHHOLDING REQUIREMENTS THROUGH THE USE OF SHARES, THE FOLLOWING BRACKETED PROVISIONS SHOULD BE INSERTED.] [If the amount includible in the Grantee's income as a result of the vesting of Restricted Shares is subject to the withholding requirements of applicable federal tax law, the Grantee, subject to the provisions of the Plan and the Withholding Rules, may satisfy the withholding tax, in whole or in part, by electing to have the Trust withhold Shares (or by returning Shares to the Trust). Such Shares shall be valued, for this purpose, at their "Fair Market Value" (as defined in Section 2 of the Plan) on the date the amount attributable to the vesting of the Restricted Shares is includible in income by the Grantee under section 83 of the Code. Such election must be made in compliance with and subject to the Withholding Rules, and the Trust may not withhold Shares in excess of that number necessary to satisfy the minimum federal income tax withholding requirement. The Grantee may elect to have the Trust withhold Shares for this purpose by checking the appropriate box below:

         I [_] DO [_] DO NOT elect at this time to have the Trust withhold the number of Shares necessary to satisfy the minimum federal income tax withholding requirement at the time(s) I become vested in the Restricted Shares subject to this Award Agreement. This election may be changed upon at least 10 business days' written notice to the Trust before a vesting date.]

                  9. Governing Law. This Award Agreement shall be construed in accordance with, and its interpretation shall be governed by, applicable Federal law and otherwise by the laws of the Commonwealth of Pennsylvania (without reference to the principles of conflicts of laws).






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                  IN WITNESS WHEREOF, the Trust has caused this Award Agreement to be duly executed by its duly authorized officer and the Grantee has hereunto set his hand and seal, all as of the day and year first above written.

                                                     PENNSYLVANIA REAL ESTATE
                                                     INVESTMENT TRUST


                                                     By:________________________



                                                     ___________________________
                                                     Grantee
























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